Exhibit 99.1

FOR IMMEDIATE RELEASE Monday, February 13, 2017	INVESTOR RELATIONS CONTACT: Jay Schaefer, VP and Treasurer - (808) 838-6751 Investor.Relations@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com
Hawaiian Airlines Pilots to Vote on Tentative Agreement

HONOLULU, FEBRUARY 13, 2017 - Hawaiian Airlines, Inc. ("Hawaiian"), a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (the "Company"), and the Air Line Pilots Association have reached a tentative agreement on a 63-month contract amendment covering the airline's 665 pilots. ALPA will hold a ratification vote scheduled to take place between March 6 and 24. If ratified, the amendment becomes effective April 1 and remains in effect until July 1, 2022.

“I am pleased that we have been able to reach an agreement that offers our pilots a significant increase in compensation," said Jon Snook, Hawaiian's chief operating officer and lead negotiator.

Hawaiian reached new accords in 2016 with three labor unions representing more than 2,200 employees. It is currently in negotiations with the Association of Flight Attendants, whose contract became amendable in January 2017.

As a result of the tentative agreement, the Company adjusted its 2016 GAAP financial results to recognize an additional $14 million of special items expense. There was no change to the 2016 adjusted earnings per share results.

Fourth Quarter 2016 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$1.9M	-$36.0M	$68.8M	+$20.2M
Diluted EPS	$0.04	-$0.62	$1.28	+$0.43
Pre-tax Margin	0.6%	-10.1 pts.	17.6%	+3.8 pts.

Full Year 2016 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$235.4M	+$52.8M	$280.1M	+$90.8M
Diluted EPS	$4.36	+$1.38	$5.19	+$2.10
Pre-tax Margin	15.5%	+2.8 pts.	18.4%	+5.2 pts.

A revised consolidated statement of operations, as well as a revised reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

About Hawaiian Airlines

Hawaiian®, the world's most punctual airline as reported by OAG, has led all U.S. carriers in on-time performance for 12 years (2004-2015) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 88th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Operating Revenue:
Passenger	$553,647	$500,149	10.7%	$2,145,742	$2,025,610	5.9%
Other	79,326	74,005	7.2%	304,838	291,857	4.4%
Total	632,973	574,154	10.2%	2,450,580	2,317,467	5.7%
Operating Expenses:
Aircraft fuel, including taxes and delivery	95,806	88,399	8.4%	344,322	417,728	(17.6)%
Wages and benefits	144,598	129,631	11.5%	555,534	499,506	11.2%
Aircraft rent	32,220	28,921	11.4%	124,565	115,653	7.7%
Maintenance materials and repairs	62,069	56,136	10.6%	228,970	224,648	1.9%
Aircraft and passenger servicing	33,631	29,501	14.0%	126,876	117,449	8.0%
Commissions and other selling	31,795	28,529	11.4%	125,731	119,746	5.0%
Depreciation and amortization	26,499	26,804	(1.1)%	108,128	105,581	2.4%
Other rentals and landing fees	29,749	24,248	22.7%	108,087	95,055	13.7%
Purchased services	23,385	21,294	9.8%	96,274	81,838	17.6%
Other	33,210	31,845	4.3%	127,489	114,160	11.7%
Special items	109,142	—	—%	109,142	—	—%
Total	622,104	465,308	33.7%	2,055,118	1,891,364	8.7%
Operating Income	10,869	108,846	(90.0)%	395,462	426,103	(7.2)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(8,159)	(12,936)		(36,612)	(55,678)
Interest income	963	759		4,007	2,811
Capitalized interest	1,244	295		2,651	3,261
Gains (losses) on fuel derivatives	4,685	(31,261)		20,106	(59,931)
Loss on extinguishment of debt	(480)	(4,762)		(10,473)	(12,058)
Other, net	(5,561)	505		4,323	(8,820)
Total	(7,308)	(47,400)		(15,998)	(130,415)
Income Before Income Taxes	3,561	61,446		379,464	295,688
Income tax expense	1,619	23,546		144,032	113,042
Net Income	$1,942	$37,900		$235,432	$182,646
Net Income Per Common Stock Share:
Basic	$0.04	$0.71		$4.40	$3.38
Diluted	$0.04	$0.66		$4.36	$2.98
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,433	53,335		53,502	54,031
Diluted	53,910	57,591		53,958	61,256

Table 2.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. Excluding the impact of these derivative adjustments allows investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•
The impairment and contract termination charges related to the early retirement of the Company's fleet of 767 aircraft, engines, and related assets along with the bonuses and a proposed collective bargaining agreement payment are considered special items by the Company and are not expected to represent ongoing expenses to the Company. Excluding these special items allows investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015		2016		2015
	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share	Net Income	Diluted Net Income Per Share
As reported—GAAP	$1,942	$0.04	$37,900	$0.66	$235,432	$4.36	$182,646	$2.98
Add: changes in fair value of derivative contracts	(1,907)	(0.04)	12,968	0.23	(47,678)	(0.88)	(1,015)	(0.02)
Add: loss on extinguishment of debt	480	0.01	4,762	0.08	10,473	0.19	12,058	0.20
Add: special items
Impairment charge	49,361	0.92	—	—	49,361	0.92	—	—
Termination charge	21,000	0.39	—	—	21,000	0.39	—	—
Bonuses and a proposed collective bargaining agreement payment	38,781	0.72	—	—	38,781	0.72	—	—
Tax effect of adjustments	(40,903)	(0.76)	(7,092)	(0.12)	(27,307)	(0.51)	(4,417)	(0.07)
Adjusted net income	$68,754	$1.28	$48,538	$0.85	$280,062	$5.19	$189,272	$3.09

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Income Before Income Taxes, as reported	$3,561	$61,446	$379,464	$295,688
Add: changes in fair value of derivative contracts	(1,907)	12,968	(47,678)	(1,015)
Add: loss on extinguishment of debt	480	4,762	10,473	12,058
Add: special items
Impairment charge	49,361	—	49,361	—
Termination charge	21,000	—	21,000	—
Bonuses and a proposed collective bargaining agreement payment	38,781	—	38,781	—
Adjusted Income Before Income Taxes	$111,276	$79,176	$451,401	$306,731

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(in thousands, except as otherwise indicated)
GAAP operating expenses	$622,104	$465,308	$2,055,118	$1,891,364
Less: aircraft fuel, including taxes and delivery	(95,806)	(88,399)	(344,322)	(417,728)
Less: special items
Impairment charge	(49,361)	—	(49,361)	—
Termination charge	(21,000)	—	(21,000)	—
Bonuses and a proposed collective bargaining agreement payment	(38,781)	—	(38,781)	—
Adjusted operating expenses—excluding aircraft fuel and special items	$417,156	$376,909	$1,601,654	$1,473,636
Available Seat Miles	4,570,679	4,391,792	18,384,637	17,726,322
CASM—GAAP	13.61 ¢	10.59 ¢	11.18 ¢	10.67 ¢
Less: aircraft fuel	(2.10)	(2.01)	(1.87)	(2.36)
Less: special items
Impairment charge	(1.08)	—	(0.28)	—
Termination charge	(0.46)	—	(0.11)	—
Bonuses and a proposed collective bargaining agreement payment	(0.85)	—	(0.21)	—
CASM—excluding aircraft fuel and special items	9.12 ¢	8.58 ¢	8.71 ¢	8.31 ¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt and special items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Pre-Tax Margin, as reported	0.6%	10.7%	15.5%	12.7%
Add: changes in fair value of derivative contracts	(0.3)%	2.3%	(2.0)%	—%
Add: loss on extinguishment of debt	0.1%	0.8%	0.4%	0.5%
Add: special items
Impairment charge	7.8%	—%	2.0%	—%
Termination charge	3.3%	—%	0.9%	—%
Bonuses and a proposed collective bargaining agreement payment	6.1%	—%	1.6%	—%
Adjusted Pre-Tax Margin	17.6%	13.8%	18.4%	13.2%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the Company’s overall debt.

	Twelve months ended
	December 31, 2016
Debt and capital lease obligations	$556,807
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	871,955
Adjusted debt and capital lease obligations	$1,428,762

EBITDAR:
Income Before Income Taxes	$379,464
Add back:
Interest and amortization of debt expense	36,612
Depreciation and amortization	108,128
Aircraft rent	124,565
EBITDAR	$648,769

Adjustments:
Add: Changes in fair value of derivative contracts	(47,678)
Add: Loss on extinguishment of debt	10,473
Add: Special items
Impairment charge	49,361
Termination charge	21,000
Bonuses and a proposed collective bargaining agreement payment	38,781
Adjusted EBITDAR	$720,706

Leverage Ratio	2.0	x